ARTHUR ANDERSEN LLP




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 9, 1994 included in NORTH CAROLINA NATURAL GAS CORPORATION'S Form 10-K for the year ended September 30, 1994 and to all references to our Firm included in this registration statement.


                               (Arthur Andersen LLP signature appears here)


Atlanta, Georgia
November 17, 1995